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EXHIBIT 1.1

                                Pricing Agreement
                                -----------------

                                                                    May 14, 2002

To the Underwriters named in
     Schedule I hereto (the "Underwriters")

c/o  Goldman, Sachs & Co.
     85 Broad Street
     New York, New York 10004

Ladies and Gentlemen:

     The Bank of New York Company, Inc., a New York corporation (the "Company") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions (June 2001) (the "Standard Provisions"), to issue and sell to the Underwriters the securities of the Company specified in Schedule II hereto (the "Designated Securities").

     Except as set forth in the next paragraph, each of the provisions of the Standard Provisions is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Standard Provisions so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Standard Provisions are used herein as therein defined. The Representatives designated to act on behalf of themselves and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Standard Provisions and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

     For purposes of this Pricing Agreement, Section 7(j) of the Standard Provisions is amended and restated as follows: "On or after the date of the Pricing Agreement relating to the Designated Securities, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iii) an outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war or other calamity or crisis or change in financial, political or economic conditions in the United States or elsewhere having an adverse effect on the financial markets of the United States, if the effect of any such event specified in this clause (iii) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Designated Securities."

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     A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Standard Provisions incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Standard Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

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                                          Very truly yours,

                                          The Bank of New York Company, Inc.

                                          By: /s/ Bruce Van Saun
                                             -----------------------------------
                                          Name:  Bruce Van Saun
                                          Title: Senior Executive Vice President
                                                  and Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.
As Representatives of the Underwriters
         named in Schedule I hereto

/s/ Goldman, Sachs & Co.
--------------------------------


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                                   SCHEDULE I
                                   ----------
                             (TO PRICING AGREEMENT)
                             ----------------------

                                                    Aggregate Principal Amount
                                                    of Designated Securities to
         Underwriter                                be Purchased
         -----------                                ------------

Goldman, Sachs & Co .............................        $270,000,000
BNY Capital Markets, Inc ........................        $ 30,000,000
         Total ..................................        $300,000,000
                                                         ============

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                                   SCHEDULE II
                                   -----------
                             (TO PRICING AGREEMENT)
                             ----------------------

Title of Designated Securities:

     5.20% Senior Notes due 2007

Aggregate Principal Amount of Designated Securities:

     $300,000,000

Initial Public Offering Price of Designated Securities:

     $299,457,000

Purchase Price to the Underwriters of Designated Securities:

     $299,325,000

Compensation of Underwriters:

     $132,000

Form of Designated Securities:

     Book-entry only form represented by one security deposited with The Depository Trust Company ("DTC") or its designated custodian to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC or such custodian.

Registration Statement:

     Initial Registration Statement File Numbers: 333-62516, 333-62516-01, 333-62516-02, 333-62516-03, and 333-62516-04

Other Terms of Designated Securities:

     The Designated Securities shall have the terms set forth in the Prospectus Supplement dated May 14, 2002 to the Prospectus dated June 18, 2001

Time of Delivery:

     May 23, 2002


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Closing Location:

     Pillsbury Winthrop LLP
     One Battery Park Plaza
     New York, New York 10004

Name and Address of Representatives:

     Goldman, Sachs & Co.
     85 Broad Street
     New York, NY 10004